Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Whirlpool Corporation, a Delaware corporation, hereby constitutes and appoints James W. Peters and Bridget K. Quinn as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this registration statement on Form S-3 filed by Whirlpool Corporation pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 20th day of April, 2021.

/s/ Marc R. Bitzer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Marc R. Bitzer

/s/ James W. Peters	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
James W. Peters

/s/ Christopher S. Conley	Vice President and Corporate Controller (Principal Accounting Officer)
Christopher S. Conley

/s/ Samuel R. Allen	Director
Samuel R. Allen

/s/ Greg Creed	Director
Greg Creed

/s/ Gary T. DiCamillo	Director
Gary T. DiCamillo

/s/ Jennifer A. LaClair	Director
Jennifer A. LaClair

/s/ John D. Liu	Director
John D. Liu

/s/ Harish Manwani	Director
Harish Manwani

/s/ Michael D. White	Director
Michael D. White